EXHIBIT 99.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Lance, Inc. (the “Company”) on Form 10-Q for the period ended March 29, 2003 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), we, Paul A. Stroup, III, Chairman of the Board, Chief Executive Officer and President of the Company, and B. Clyde Preslar, Vice President, Chief Financial Officer and Secretary of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

     (1)  The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2)  The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

A signed original of this written statement required by Section 906 has been provided to Lance, Inc. and will be retained by Lance, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.

/s/ Paul A. Stroup, III	/s/ B. Clyde Preslar

Paul A. Stroup, III	B. Clyde Preslar
Chairman of the Board,	Vice President, Chief Financial Officer
Chief Executive Officer	and Secretary
and President	April 25, 2003
April 25, 2003